EXHIBIT 32.02

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER

      I, Theresa D. Becks, the Chief Financial Officer of Campbell & Company, Inc. as managing operator, of The Campbell Fund Trust, certify that (i) the Form 10Q for the quarter ended March 31, 2004 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

                                THE CAMPBELL FUND TRUST
                                By: Campbell & Company, Inc., managing operator

                                By: /s/ Theresa D. Becks
                                    ---------------------------------
                                    Theresa D. Becks
                                    Chief Financial Officer
                                    May 14, 2004

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